UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2096338
(State of Incorporation or Organization)	(IRS Employer Identification No.)

8484 Westpark Drive Suite 720 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note:

This registration statement on Form 8-A is being filed to change the registration of the common stock, par value $0.0001 per share (the “Common Stock”) of Global Telecom & Technology, Inc., a Delaware corporation (the “Company”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) of the Exchange Act.

Upon final authorization from the NYSE MKT LLC, the Common Stock will be registered under Section 12(b) of the Exchange Act and listed on the NYSE MKT LLC under the ticker symbol GTT.   Prior to being registered on the NYSE MKT LLC, the Common Stock was reported on the OTC under the ticker symbol “GTLT”.

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the Company’s Common Stock, reference is made to “Description of Securities” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 2, 2006, which is hereby incorporated by reference.

Item 2.    Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2013

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Chris McKee
Chris McKee Secretary and General Counsel